Exhibit 99.10(c)

Consent of Independent Auditors

We consent to the use of our report dated July 13, 2018 with respect to the abbreviated financial statements of the Individual Life and Annuity Business of Liberty Life Assurance Company of Boston, included in Post-Effective Amendment No. 20 to the Registration Statement (Form N-4 No. 333-176657).

/s/ Ernst & Young LLP

Boston, Massachusetts

July 20, 2018